AMENDMENT TO SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     COVA INVESTMENT ADVISORY CORPORATION,
                               LORD ABBETT & CO.
                                      AND
                               COVA SERIES TRUST


WHEREAS, COVA INVESTMENT ADVISORY CORPORATION (the "Advisor"), LORD ABBETT & CO. (the "Sub-Advisor") and COVA SERIES TRUST (the "Trust") entered into a Sub-Advisory Agreement dated April 1, 1996 (the "Agreement") with respect to the Bond Debenture Portfolio;

WHEREAS, said Agreement provides that it may be amended by agreement of all the parties thereto;

NOW  THEREFORE,
     Pursuant to Section 8 of the Agreement, said Agreement is hereby amended as follows:

     The Sub-Advisor is hereby retained by the Advisor to manage the investment and reinvestment of the assets of the following Sub-Trusts which shall be established under the Trust effective May 1, 1997 in accordance with the terms of the Agreement, as amended:

                    Mid-Cap  Value  Sub-Trust,
                    Large  Cap  Research  Sub-Trust,
                    Developing  Growth  Sub-Trust,
                    Lord  Abbett  Growth  and  Income  Sub-Trust.

     Exhibit A is amended with the addition of the compensation rates for the new portfolios as set forth in the Revised Exhibit A attached hereto.

 WITNESS  the  due  execution  hereof  effective  this  1st  day of May, 1997.

                              COVA  INVESTMENT
                              ADVISORY  CORPORATION
Attest:

__________________________               By:__________________________________


                              LORD  ABBETT  &  CO.
Attest:

__________________________               By:__________________________________

                              COVA  SERIES  TRUST
Attest:

__________________________               By:__________________________________

                                                           REVISED

                                                                     EXHIBIT A


                               COVA SERIES TRUST

                           SUB-ADVISORY COMPENSATION


For all services rendered by Sub-Advisor hereunder, Advisor shall pay to Sub-Advisor and Sub-Advisor agrees to accept as full compensation for all services rendered hereunder, fees at the end of each calendar month equal to a percentage of the average daily net assets of the Sub-Trusts as follows:

     Portfolio                                            % Per Annum

     Bond  Debenture  Portfolio                           .50 of 1%

     Mid-Cap  Value  Portfolio                            .75 of 1%

     Large  Cap  Research  Portfolio                      .75  of  1%

     Developing  Growth  Portfolio                        .65  of  1%

     Lord  Abbett  Growth  and  Income  Portfolio         .50  of  1%